Exhibit 1

UNDERWRITING AGREEMENT

November 28, 2006

To the Representatives:

Ladies and Gentlemen:

Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc. (the “Company”) hereby agrees to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite its name in Schedule I hereto of the securities specified in Schedule II hereto (the “Designated Securities”).

The representatives named on the signature page hereof (the “Representatives”) represent that the Underwriters have authorized the Representatives to enter into this Underwriting Agreement and to act hereunder on their behalf.

Except as otherwise provided in Schedule II hereto each of the provisions of the Company’s Underwriting Agreement Basic Provisions, dated August 1, 2006, as filed as Exhibit 1.2 to Registration Statement No. 333-136268 (the “Basic Provisions”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

Payment for the Designated Securities will be made against delivery thereof to the Representatives for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By:	/s/ Joseph. P. Oates
Name:	Joseph P. Oates
Title:	Vice President and Treasurer

Confirmed and Accepted as of the date hereof and on behalf of itself and each other Underwriter, if any:

The Representatives

J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

Lehman Brothers Inc.

By:	/s/ Martin Goldberg
Name:	Martin Goldberg
Title:	Senior Vice President

UBS Securities LLC

By:	/s/ John Doherty
Name:	John Doherty
Title:	Executive Director

By:	/s/ Ryan Donovan
Name:	Ryan Donovan
Title:	director

SCHEDULE I

Underwriters	Principal Amount of Series 2006 D Debentures to be Purchased	Principal Amount of Series 2006 E Debentures to be Purchased
J.P. Morgan Securities Inc.	$65,000,000	$65,000,000
Lehman Brothers Inc.	65,000,000	65,000,000
UBS Securities LLC	65,000,000	65,000,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	22,500,000	22,500,000
Lazard Capital Markets LLC	10,625,000	10,625,000
Wells Fargo Securities, LLC	10,625,000	10,625,000
Loop Capital Markets, LLC	3,750,000	3,750,000
The Williams Capital Group, L.P.	3,750,000	3,750,000
Toussaint Capital Partners, LLC	3,750,000	3,750,000

Total	$250,000,000	$250,000,000

SCHEDULE II

I.	Pricing Effective Time: 2:20 p.m. on November 28, 2006

II.	Title of Designated Securities:

5.30% Debentures, Series 2006 D (“Series 2006 D”)

5.70% Debentures, Series 2006 E (“Series 2006 E”)

III.	Aggregate principal amount:

$250,000,000 for Series 2006 D

$250,000,000 for Series 2006 E

IV.	Price to Public:

Series 2006 D

Initially 99.716% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 1, 2006 to the date of delivery, and thereafter at market prices prevailing at the time of sale or at negotiated prices.

Series 2006 E

Initially 99.715% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 1, 2006 to the date of delivery, and thereafter at market prices prevailing at the time of sale or at negotiated prices.

V.	Purchase Price by Underwriter:

Series 2006 D

99.066% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 1, 2006 to the date of delivery.

Series 2006 E

98.840% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 1, 2006 to the date of delivery.

VI.	Pricing Disclosure Material:

As to the 5.30% Debentures, Series 2006 D:

The Preliminary Prospectus and the Pricing Term Sheet for the 5.30% Debentures, Series 2006 D, dated November 28, 2006, prepared by the Company and consented to by the Underwriter (attached as Exhibit A to this Schedule II) or the contents thereof.

As to the 5.70% Debentures, Series 2006 E

The Preliminary Prospectus and the Pricing Term Sheet for the 5.70% Debentures, Series 2006 E, dated November 28, 2006, prepared by the Company and consented to by the Underwriter (attached as Exhibit B to this Schedule II) or the contents thereof.

VII.	Specified funds for, and manner of, payment of purchase price:

Funds will be delivered by wire transfer pursuant to the Company’s written instructions to the Representatives.

VIII.	Indenture:

Indenture, dated as of December 1, 1990, between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (successor to The Chase Manhattan Bank (National Association)))), as Trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of March 6, 1996, between the Company and the Trustee, as amended and supplemented by a Second Supplemental Indenture, dated as of June 23, 2005, between the Company and the Trustee.

IX.	Maturity:

Series 2006 D

December 1, 2016

Series 2006 E

December 1, 2036

X.	Interest Rate:

Series 2006 D

5.30% per annum.

Series 2006 E

5.70% per annum

XI.	Interest Payment Dates:

June 1, 2007 and thereafter semi-annually on June 1 and December 1 in each year, except as otherwise provided in the Indenture.

XII.	Redemption Provisions:

As set forth in the Pricing Supplement.

XIII.	Sinking Fund Provisions:

None.

XIV.	Time of Delivery:

10:00 a.m. on December 1, 2006

XV.	Closing Location:

4 Irving Place, New York, New York 10003

XVI.	Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

The sentence regarding delivery of the Designated Securities on the front cover of the Pricing Supplement.

The third paragraph and the third sentence of the fifth paragraph under the caption “Underwriting” on page S-7 of the Pricing Supplement.

In addition, the fourth paragraph under the caption “Underwriting” on page S-7 of the Pricing Supplement is being separately furnished by Lazard Capital Markets LLC.

XVII.	Address of Representatives:

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Attn: High Grade Syndicate Desk - 8th Floor
Fax No.: (212) 834-6081

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attn: Debt Capital Markets, Power Group

UBS Securities LLC
677 Washington Blvd.
Stamford, Connecticut 06901
Attn: Fixed Income Syndicate

XVIII.	Captions in the Prospectus and Prospectus Supplement referred to in Section 6(c)(xi) of the Basic Provisions:

Description of Securities

Description of Debentures

XIX.	Modification of Basic Provisions

1. In the second sentence of the third paragraph of the Basic Provisions delete the work “electronic” prior to the word “delivery” and add the words “or communication” immediately following “delivery”.

2. In the first line of Section 1 of the Basic Provisions add the phrase “as of the Pricing Effective Time” after the word “Underwriters” and before the word “that”.

3. In the second sentence of subparagraph (a) of Section 1 of the Basic Provisions delete the word “of” after the word “Act”.

4. Subparagraph (c) of Section 1 of the Basic Provision is amended to read in its entirety as follows:

(c) The Registration Statement, any Permitted Free Writing Prospectus and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and, if the Designated Securities are debt securities, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under the Act and, if applicable, the Trust Indenture Act; the Registration Statement as of the Effective Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (i) the Pricing Disclosure Material does not as of the Pricing Effective Time, (ii) the Prospectus will not, as of the Effective Date, (iii) the Prospectus and any amendment or supplement thereto will not, as of their dates, and (iv) the Prospectus, as it may be amended or supplemented pursuant to Section 4 hereof, as of the Time of Delivery will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are or were made, not misleading; provided, however, that this representation and warranty shall not apply to: (i) any statements or omissions made in reliance upon and in conformity with any information specified in the Underwriting Agreement as furnished by or on behalf of the Underwriters for use in the Pricing Disclosure Material or the Prospectus for the Designated Securities (“Underwriter Information”), and, if the Designated Securities are Debt securities, (ii) any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement.

5. In subparagraph (e) of Section 1 of the Basic Provisions delete the parenthetical “(a “Material Adverse Effect”)”.

6. In subparagraph (l) of Section 1 of the Basic Provisions add the parenthetical “(a “Material Adverse Effect”)” after the word “whole” and before the word “and”.

7. In Section 1 of the Basic Provisions add after subparagraph (s)

“(t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

The Company maintains disclosure controls and procedures to provide reasonable assurance that the information required to be disclosed by the Company in the reports that it submits to the Commission is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.”

8. Add as a new last sentence of subparagraph (c) of Section 6 of the Basic Provisions.

In addition in rendering its opinions in subparagraphs (c)(ix) and (c)(x) above, such counsel may assume that “the earlier of the date the Prospectus is first used or the date of the first contract of sale of the Designated Securities” is the date of the Underwriting Agreement unless the Representative shall advise that such event occurred on a different date that it shall specify, in which case the phrase “the date of the Underwriting Agreement” in such opinions shall be replaced by the date so identified.

9. In Section 7(b) of the Basic Provisions add the phrase “severally and not jointly” after “Each Underwriter” in the first line.

Exhibit A

to

Schedule II

PRICING TERM SHEET FOR THE 5.30% DEBENTURES, SERIES 2006 D

Issuer:	Consolidated Edison Company of New York, Inc.

Ratings:	A1 (Moody’s); A (S&P); A+ (Fitch)

Issue of Securities:	5.30% Debentures, Series 2006 D due 2016

Principal Amount:	$250,000,000

Coupon:	5.30% per annum June 1 and December 1, commencing June 1, 2007

Maturity:	December 1, 2016

Treasury Benchmark:	4.625% due November 15, 2016

US Treasury Yield:	4.517%

Spread to Treasury:	0.820%

Re-offer Yield:	5.337%

Initial Public Offering Price:	per Debenture: 99.716%; Total: $249,290,000

Underwriting Discount:	per Debenture: 0.650%; Total: $1,625,000

Proceeds (before expenses) to the Company:	per Debenture: 99.066%; Total: $247,665,000

Optional Redemption:	Make Whole Treasury Rate + 15 basis points

Minimum Denomination:	$1,000

Settlement Date:	December 1, 2006 (T+3)

CUSIP:	209111EP4

Underwriters:	J.P. Morgan Securities Inc.
Lehman Brothers Inc.
UBS Securities LLC
KeyBanc Capital Markets, a division of McDonald Investments Inc.
Lazard Capital Markets LLC
Wells Fargo Securities, LLC
Loop Capital Markets, LLC
The Williams Capital Group, L.P.
Toussaint Capital Partners, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at (212) 834-4533, Lehman Brothers Inc. toll-free at 1-888-603-5847 or UBS Securities LLC toll-free at 1-888-722-9555, ext. 1088.

Exhibit B

to

Schedule II

PRICING TERM SHEET FOR THE 5.70% DEBENTURES, SERIES 2006 E

Issuer:	Consolidated Edison Company of New York, Inc.

Ratings:	A1 (Moody’s); A (S&P); A+ (Fitch)

Issue of Securities:	5.70% Debentures, Series 2006 E due 2036

Principal Amount:	$250,000,000

Coupon:	5.70% per annum June 1 and December 1, commencing June 1, 2007

Maturity:	December 1, 2036

Treasury Benchmark:	4.500% due February 15, 2036

US Treasury Yield:	4.600%

Spread to Treasury:	1.120%

Re-offer Yield:	5.720%

Initial Public Offering Price:	per Debenture: 99.715%; Total: $249,287,500

Underwriting Discount:	per Debenture: 0.875%; Total: $2,187,500

Proceeds (before expenses) to the Company:	per Debenture: 98.840%; Total: $247,100,000

Optional Redemption:	Make Whole Treasury Rate + 20 basis points

Minimum Denomination:	$1,000

Settlement Date:	December 1, 2006 (T+3)

CUSIP:	209111EQ2

Underwriters:	J.P. Morgan Securities Inc.
Lehman Brothers Inc.
UBS Securities LLC
KeyBanc Capital Markets, a division of McDonald Investments Inc.
Lazard Capital Markets LLC
Wells Fargo Securities, LLC
Loop Capital Markets, LLC
The Williams Capital Group, L.P.
Toussaint Capital Partners, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at (212) 834-4533, Lehman Brothers Inc. toll-free at 1-888-603-5847 or UBS Securities LLC toll-free at 1-888-722-9555, ext. 1088.